Exhibit (h)(5)
                       SHAREHOLDER SERVICING AGREEMENT FOR
                             NORWEST ADVANTAGE FUNDS


              THIS SHAREHOLDER SERVICING AGREEMENT ("Agreement"), dated as of September 25, 1998, is made among Norwest Advantage Funds (the "Trust"), a
Massachusetts business trust, having its principal place of business at Two Portland Square, Portland, Maine 04101, on behalf of the classes of shares of the Funds of the Trust listed in the attached Appendix, as amended from time to time, (each a "Class" and a "Fund" and, collectively, the "Classes" and the "Funds"), and Norwest Bank Minnesota, N.A. as shareholder servicing agent hereunder ("Shareholder Servicing Agent");

                              W I T N E S S E T H:

              WHEREAS, shares of beneficial interest of a Fund of the Trust (hereinafter the "Shares") may be purchased or redeemed through a broker/dealer or financial institution which has entered into a shareholder servicing agreement with the Trust on behalf of its respective Funds; and

              WHEREAS, the Shareholder Servicing Agent wishes to facilitate purchases and redemptions of Shares by its customers (the "Customers") and wishes to act as the Customers' agent in performing certain administrative functions in connection with transactions in Shares from time to time for the account of the Customers and to provide related services to the Customers in connection with their investments in a Fund; and

              WHEREAS, it is in the best interests of the Funds to make the services of the Shareholder Servicing Agent available to the Customers who, from time to time, become shareholders of a Fund;

              NOW THEREFORE, the Trust, on behalf of its respective Funds, and the Shareholder Servicing Agent hereby agree as follows:

              1. Appointment. The Shareholder Servicing Agent hereby agrees to perform certain services for Customers as hereinafter set forth. The Shareholder Servicing Agent's appointment hereunder is not exclusive, and the Shareholder Servicing Agent shall not be entitled to notice of or a right to consent to the execution of a shareholder servicing agreement with any other person.

              2.     Services to be Performed.

                    2.1 Types of Services. The Shareholder Servicing Agent shall be responsible for performing shareholder administrative and liaison services, which shall include, without limitation:

                    (a) answering  Customer  inquiries  regarding account status and history, and the manner in which purchases, exchanges and redemptions of Shares may be effected;

                    (b) assisting Customers in designating and changing dividend options, account designations and addresses;

                    (c)  providing   necessary   personnel  and   facilities  to
               establish and maintain Customer accounts and records;

                    (d) assisting in aggregating and transmitting purchase, redemption and exchange transactions;

                    (e) arranging for the wiring of money;

                    (f) transferring money in connection with Customer orders to purchase or redeem shares;

                    (g) verifying and guaranteeing Customer signatures in connection with redemption and exchange orders and transfers and changes in Customer accounts with a bank which is designated in the Fund Account Application and which is approved by a Fund's Transfer Agent;

                    (h) furnishing  (either separately or on an integrated basis with other reports sent to a Customer by the Shareholder Servicing Agent) monthly and year-end statements and confirmations of purchases, redemptions and exchanges;

                    (i)  furnishing,  on behalf of the  Shares of a Fund,  proxy
               statements,   annual  reports,  updated  prospectuses  and  other
               communications to Customers;

                    (j) receiving, tabulating and sending to a Fund, proxies executed by Customers; and

                    (k) providing such other related services, and necessary personnel and facilities to provide all of the shareholder services contemplated hereby, in each case, as the Trust, or a Customer may reasonably request.

                    2.2 Standard of Services. All services to be rendered by the
               Shareholder Servicing Agent hereunder shall be performed in a professional, competent and timely manner. Any detailed operating standards and procedures to be followed by the Shareholder Servicing Agent in performing the services described above shall be determined from time to time by agreement between the Shareholder Servicing Agent and the Trust. The Trust acknowledges that the Shareholder Servicing Agent's ability to perform on a timely basis certain of its obligations under this Agreement depends upon a Fund's timely delivery of certain materials and/or information to the Shareholder Servicing Agent. The Trust agrees to use its best efforts to provide, or cause to be provided, such materials to the Shareholder Servicing Agent in a timely manner.

                    2.3 Investments through Distributor. The Trust and the Shareholder Servicing Agent each hereby agrees that all purchases of Shares effected by the Shareholder Servicing Agent on behalf of its Customers shall be effected by it through Forum Financial Services, Inc. ("Distributor") in its capacity as the Funds' principal underwriter.

              3.     Fees.

                    3.1 Fees from the Funds.  In  consideration  of the services described in Section 2 hereof ------------------- and the incurring of expenses in connection therewith, the Shareholder Servicing Agent shall receive a fee, from each of the Classes of Shares of the Funds identified in the attached Appendix, which shall be paid in arrears periodically or on a periodic basis to be agreed between the Trust and the Shareholder Servicing Agent, from time to time (but in no event less frequently than semi-annually) determined by a formula based upon the number of accounts of the particular Class in a particular Fund serviced by the Shareholder Servicing Agent during the period for which payment is being made, the level of assets or activity in such accounts during such period, and/or the expenses incurred by the Shareholder Servicing Agent. In no event will the fees charged to a Class of Shares of a Fund exceed the amount set forth opposite such Class of Shares of such Fund in the Appendix attached hereto. In addition, all fees paid by Classes of Shares of the Funds hereunder shall be calculated based on the average daily net assets of the particular Class of Shares of such Fund owned of record by the Shareholder Servicing Agent on behalf of the Customers during the period for which payment is being made. For purposes of determining the fees payable to the Shareholder Servicing Agent hereunder, the per share value of a Class of a Fund shall be computed in the manner specified in the Fund's then-current prospectus. Notwithstanding the foregoing, if applicable laws, regulations or rules impose a maximum fee amount (a "cap") with respect to shareholder servicing fees and/or fees for distribution-related services that may be paid by the Shares of a Fund, the amount payable hereunder shall be reduced to an amount which, when considered in conjunction with the fees payable by a Fund for the Shares' distribution-related activities, is the maximum amount payable to the Shareholder Servicing Agent under applicable laws, regulations or rules. Notwithstanding anything herein to the contrary, the Trust shall not be obligated to make any payments under this Agreement that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. The above fee constitutes all fees to be paid to the Shareholder Servicing Agent by a Class of Shares of a Fund of the Trust with respect to the shareholder services contemplated hereby.

                    3.2 Fees from  Customers.  It is agreed that the Shareholder
               Servicing Agent may impose certain conditions on Customers, subject to the terms of the relevant Fund's then-current prospectus, in addition to or different from those imposed by the Fund, such as requiring a minimum initial investment or the payment of additional fees directly by the Customer for additional services offered by the Shareholder Servicing Agent to the Customer; provided, however, that the Shareholder Servicing Agent may not charge Customers any direct fee which would constitute a "sales load" within the meaning of Section 2(a)(35) of the Investment Company Act of 1940, as amended (the "1940 Act"). The Shareholder Servicing Agent shall bill Customers directly for any such additional fees. In the event the
               Shareholder Servicing Agent charges Customers such additional fees, it shall notify the Trust in advance and make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers of any such additional fees charged directly to the Customer. To the extent required by applicable rules and regulations of the Securities and Exchange Commission ("SEC"), the Trust shall make written disclosure of the fees paid or to be paid by a Fund to the Shareholder Servicing Agent pursuant to Section 3.1 of this Agreement. In no event shall the Shareholder Servicing Agent have recourse or access, as Shareholder Servicing Agent or otherwise, to the assets in the Customer's account, except to the extent expressly authorized by law or by such Customer, or to any assets of a Fund, the Trust, for payment of any additional direct fees referred to in this Section 3.2.

              4. Information Pertaining to the Shares. The Shareholder Servicing Agent and its officers, employees and agents are not authorized to make any representations concerning the Trust, a Fund or the Shares of any Class thereof to Customers or prospective Customers, excepting only accurate communication of any information provided by or on behalf of any administrator of the Trust or the Distributor of information contained in the relevant Fund's then-current prospectus. In furnishing such information regarding the Trust, a Fund or the Shares, the Shareholder Servicing Agent shall act as agent for the Customer only and shall have no authority to act as agent for the the Trust, a Fund or the Shares. Advance copies or proofs of all materials which are proposed to be circulated or disseminated by the Shareholder Servicing Agent to Customers or prospective Customers and which identify or describe the Trust, a Fund or the Shares shall be provided to the Trust, at least 10 days prior to such circulation or dissemination (unless the Trust consents in writing to a shorter period), and such materials shall not be circulated or disseminated or further circulated or disseminated at any time after the Trust, shall have given written notice to the Shareholder Servicing Agent of any objection thereto.

              Nothing in this Section 4 shall be construed to make the Trust liable for the use (as opposed to the accuracy) of any information about, the Trust, a Fund or the Shares which is disseminated by the Shareholder Servicing Agent.

              5. Use of the Shareholder Servicing Agent's Name. The Trust not use the name of the Shareholder Servicing Agent, or any of its affiliates or subsidiaries, in any prospectus, sales literature or other materials relating to, the Trust, a Fund or the Shares in a manner not approved by the Shareholder Servicing Agent prior thereto in writing; provided, however, that the approval of the Shareholder Servicing Agent shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the SEC or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

              6. Use of the Name of the Trust or a Fund. The Shareholder Servicing Agent shall not use the name of, the Trust, a Fund or any Class of Shares on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by Trust, prior thereto in writing; provided, however, that the approval of the Trust, shall not be required for (i) the use of the Trust's name, or the name of a Fund, in connection with communications permitted by Section 4 hereof, or (ii) (subject to Section 4, to the extent the same may be applicable) for any use of the Trust's name or a Fund's name which merely identifies the Trust or a Fund, in connection with the Shareholder Servicing Agent's role hereunder or which is required by the SEC or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

              7. Security. The Shareholder Servicing Agent represents and warrants that to the best of its knowledge, the various procedures and systems which it has implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Trust records and other data within its possession or control and the Shareholder Servicing Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Trust shall, from time to time, specify the types of records and other data of the Trust, respectively, to be safeguarded in accordance with this Section 7.

              8. Compliance with Laws. The Shareholder Servicing Agent shall comply with all applicable federal and state laws and regulations, including securities laws. The Shareholder Servicing Agent represents and warrants to the Trust, that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon the Shareholder Servicing Agent. The Shareholder Servicing Agent furthermore undertakes that it will promptly, after the Shareholder Servicing Agent becomes so aware, inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or by-laws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

              9. Reports. To the extent requested by the Trust from time to time, but at least quarterly, the Shareholder Servicing Agent will provide the Treasurer of the Trust with a written report of the amounts expended by the Shareholder Servicing Agent pursuant to this Agreement and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Trust and shall supply all information necessary for the Trust to discharge its responsibilities under applicable laws and regulations. In addition, the Shareholder Servicing Agent shall have a duty to furnish to the Trust's Board of Trustees such information as may reasonably be necessary to an informed determination of whether this Agreement should be implemented or continued pursuant to Section 16.

              10.    Recordkeeping.

                    10.1 Each  party  shall  maintain  and  preserve  records as required by law to be maintained and preserved by it in connection with providing the services contemplated by this Agreement. The Shareholder Servicing Agent's recordkeeping responsibilities shall include those relating to establishing and maintaining sub-accounts and records on behalf of Customers, and recording Customers' sub-account balances and changes thereto.

               10.2. Upon the request of the Trust, the Shareholder Servicing Agent shall provide copies of all records relating to the transactions between the Funds and the Customers as are maintained by the Shareholder Servicing Agent in the ordinary course of its business and in compliance with laws and regulations as may reasonably be requested to enable the Trust to comply with any applicable laws or regulations or request of a governmental body or self-regulatory organization.

               10.3. The  recordkeeping and access  obligations  imposed in this
          Section 10 shall survive the termination of this Agreement for the shorter of a period of six years or that minimum period required by applicable rules or regulations of the SEC.

              11. Force Majeure. The Shareholder Servicing Agent shall not be liable or responsible for delays or errors by reason of circumstances beyond its reasonable control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of communication systems or power supply.

              12.    Indemnification.

               12.1 Indemnification of the Shareholder Servicing Agent by the Trust. The Trust will indemnify and hold the Shareholder Servicing Agent harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any claim, demand, action or suit (collectively, "Claims") (a) arising in connection with misstatements or omissions in the Funds' prospectus, actions or inactions by the Trust or any of its agents or contractors or the performance of the Shareholder Servicing Agent's obligations hereunder and (b) not resulting from (i) the bad faith or negligence of the Shareholder Servicing Agent, its officers, employees or agents, or (ii) any breach of applicable law by the Shareholder Servicing Agent, its officers, employees or agents, or (iii) any action of the Shareholder Servicing Agent, its officers, employees or agents which exceeds the legal authority of the Shareholder Servicing Agent or its authority hereunder, or (iv) any error or omission of the Shareholder Servicing Agent, its officers, employees or agents with respect to the purchase, redemption and transfer of Customers' Shares or the
          Shareholder Servicing Agent's verification or guarantee of any Customer signature. Notwithstanding anything herein to the contrary, the Trust will indemnify and hold the Shareholder Servicing Agent harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of its acting in accordance with any written instructions reasonably believed by the Shareholder Servicing Agent to have been executed by any person duly authorized by the Trust or as a result of acting in reliance upon any instrument or stock certificate reasonably believed by the Shareholder Servicing Agent to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust excepting only the gross negligence or bad faith of the Shareholder Servicing Agent.

              In any case in which the Trust may be asked to indemnify or hold the Shareholder Servicing Agent harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and the Shareholder
Servicing Agent shall use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend the Shareholder Servicing Agent against any Claim which may be the subject of indemnification hereunder. In the event that the Trust may be, elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Trust and reasonably satisfactory to the Shareholder Servicing Agent. The Shareholder Servicing Agent may retain additional counsel at its expense. Except with the prior written consent of the Trust the Shareholder Servicing Agent shall not confess any Claim or make any compromise in any case in which the Trust will be asked to indemnify the Shareholder Servicing Agent.

               12.2 Indemnification of the Trust by the Shareholder Servicing Agent. Without limiting the rights of the Trust under applicable law, the Shareholder Servicing Agent will indemnify and hold the Trust harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any Claim (a) resulting from (i) the bad faith or negligence of the Shareholder Servicing Agent, its officers, employees or agents, or (ii) any breach of applicable law by the Shareholder Servicing Agent, its officers, employees or agents, or (iii) any action of the Shareholder Servicing Agent, its officers, employees or agents which exceeds the legal authority of the Shareholder Servicing Agent or its authority hereunder, or (iv) any error or omission of the Shareholder Servicing Agent, its officers, employees or agents with respect to the purchase, redemption and transfer of Customers' Shares or the Shareholder Servicing Agent's verification or guarantee of any Customer signature, and (b) not resulting from the Shareholder Servicing Agent's actions in accordance with written instructions reasonably believed by the Shareholder Servicing Agent to have been executed by any person duly authorized by the Trust or in reliance upon any instrument or stock certificate reasonably believed by the Shareholder Servicing Agent to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust.

              In any case in which the Shareholder Servicing Agent may be asked to indemnify or hold the Trust harmless, the Shareholder Servicing Agent shall be advised of all pertinent facts concerning the situation in question and the Trust shall use reasonable care to identify and notify the Shareholder Servicing Agent promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Shareholder Servicing Agent. The Shareholder Servicing Agent shall have the option to defend the Trust against any Claim which may be the subject of indemnification hereunder. In the event that the Shareholder Servicing Agent elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Shareholder Servicing Agent and satisfactory to the Trust. The Trust may retain additional counsel at its expense. Except with the prior written consent of the Shareholder Servicing Agent, the Trust shall not confess any Claim or make any compromise in any case in which the Shareholder Servicing Agent will be asked to indemnify the Trust.

               12.3 Survival of Indemnities. The indemnities granted by the parties in this Section 12 ----------------------- shall survive the termination of this Agreement.

              13. Insurance. The Shareholder Servicing Agent shall maintain reasonable insurance coverage against any and all liabilities which may arise in connection with the performance of its duties hereunder.

              14. Notices. All notices or other communications hereunder shall be in writing and shall be deemed sufficient if mailed to the other party at the address of such party set forth in the preamble of this Agreement or at such other address as such party may have designated by written notice to the other.

              15. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

              16. Implementation and Duration of Agreement. This Agreement is effective upon the date first written above and shall continue in effect with respect to a Class of Shares of a Fund of the Trust for a period of more than one year from the date hereof so long as the Servicing Plan adopted for such Class and related form of agreement or this Agreement is not specifically terminated by a vote of the Board of Trustees and of the Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the relevant Servicing Plan (the "Plan") pursuant to which the fees are paid, this Agreement, or any other agreement related to such Plan, cast in person at a meeting called for the purpose of voting on this Agreement.

              17. Termination. This Agreement may be terminated with respect to the Trust, or one or more Funds of the Trust, by the Trust without the payment of any penalty, at any time upon not more than 60 days' nor less than 30 days' notice, by a vote of a majority of the Board of Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the relevant Plan, this Agreement or any other agreement related to such Plan, including the Amended Distribution Agreement, or by "a vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the relevant class of shares of the Fund. The Shareholder Servicing Agent may terminate this Agreement with respect to either the Trust upon not more than 60 days' nor less than 30 days' notice to the Trust. The Trust or the Shareholder Servicing Agent may assign this Agreement provided that such assigning party obtains the prior written consent of the other party hereto. Upon termination hereof, a Fund shall pay such compensation as may be due the Shareholder Servicing Agent as of the date of such termination.

              18.  Changes;  Amendments.  Except as  otherwise  provided in this
Section 18, this Agreement may be supplemented or amended only by written instrument signed by all parties, but may not be amended to increase materially the maximum amount payable by a Class of Shares of a Fund without the approval of "a vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of such Class of Shares of such Fund, and all material amendments must be approved in the manner described in Section 16. From time to time, the Trust may, by written notice to the Shareholder Servicing Agent, amend the Appendix attached hereto to add or delete Funds and/or classes of Shares as available investment options hereunder. Any such notice shall be effective upon receipt by the Shareholder Servicing Agent.

              19. Limitation of Liability. The Shareholder Servicing Agent hereby agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Funds and their assets and that the Shareholder Servicing Agent shall not seek satisfaction of any such obligations from the Board of Trustees or any individual Trustee of the Trust. The Shareholder Servicing Agent further agrees that all obligations of a Fund hereunder shall be solely the obligations of such Fund and that in no case will any Fund of the Trust be liable for the obligations of any other Fund of the Trust.

              20. Subcontracting by Shareholder Servicing Agent. The Shareholder Servicing Agent may, with the written approval of the Trust (such approval not to be unreasonably withheld or delayed), subcontract for the performance of the Shareholder Servicing Agent's obligations hereunder with any one or more persons, including but not limited to any one or more persons which is an affiliate of the Shareholder Servicing Agent; provided, however, that the Shareholder Servicing Agent shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

              21. Authority to Vote. The Trust hereby confirms that nothing contained in its Declaration of Trust would preclude the Shareholder Servicing Agent, at any meeting of shareholders of the Trust or of a Fund, from voting any Shares held in accounts serviced by the Shareholder Servicing Agent and which are otherwise not represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all Shares otherwise represented at the meeting in person or by proxy and held in accounts serviced by the Shareholder Servicing Agent.

              22. Compliance with Laws and Policies; Cooperation. The Trust hereby agrees that it will comply with all laws and regulations applicable to operations of Funds thereof and the Shareholder Servicing Agent agrees that it will comply with all laws and regulations applicable to providing the services contemplated hereby.

              23. Miscellaneous. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of __________. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in three or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                             Norwest Advantage Funds on behalf of the classes of shares of the Funds listed in the attached Appendix

                           By:  ________________________________________________
                           Name:  ______________________________________________
                           Title:   ____________________________________________


Norwest Bank Minnesota, N.A.

By:   ______________________________________
Name:  _____________________________________
Title:    __________________________________

By:   ______________________________________
Name: ______________________________________
Title:   ___________________________________


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                                    APPENDIX



         __________________                                   Maximum
                                                              Annual

Fund and Share Class(es)___                          Fee Rate

Growth Balanced Fund
        Class A                                                   .25%
Large Company Growth Fund
        Class A                                                   .25%
Diversified Small Cap Fund
        Class A                                                   .25%






Approved:  September 25, 1998



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